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                                    AGREEMENT

                      Made and entered into by and between

                     RANDGOLD & EXPLORATION COMPANY LIMITED

                         Registration No. 1992/005642/06

                       (hereinafter referred to as "RNG")

                                       AND

                  MASUPATSELA INVESTMENT HOLDINGS (PTY) LIMITED

                         Registration No. 2003/022653/07

                       (hereinafter referred to as "MIH")

WHEREAS:

RNG has advanced certain sums of money to MIH by way of various loans and the parties wish to record the terms and conditions upon which the loans have been granted.

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NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

1.       INTERPRETATION

       1.1    In this Agreement, unless inconsistent with the context:

              1.1.1    "MIH" means Masupatsela Investment Holdings (Pty)
                       Limited, a company incorporated under the laws of the
                       Republic of South Africa;

              1.1.2    "the loans" mean the loans described in clause 2 below;

              1.1.3    "prime rate" means the publicly quoted basic annual rate
                       of interest at which Standard Bank lends on overdraft;

              11.4     "Standard Bank" means The Standard Bank of South Africa
                       Limited;

              1.1.5    "RNG" means Randgold & Exploration Company Limited, a
                       company incorporated under the laws of the Republic of
                       South Africa;

       1.2    The heading to the clauses contained in this Agreement are for reference purposes only and shall not be used in connection with the interpretation thereof.

2.       THE LOANS

       2.1    It is recorded that RNG has advanced to MIH the net loans, subject to the terms and conditions contained in this Agreement.

              2.1.1    The parties hereby confirm the following loans:

----------------------------------------- --------------------------------------
Date of Loan                              Amount
----------------------------------------- --------------------------------------
21/05/2003                                R1,153,607.37
----------------------------------------- --------------------------------------
27/05/2003                                R3,140,438.37
----------------------------------------- --------------------------------------
11/06/2003                                R396,894.21
----------------------------------------- --------------------------------------
20/06/2003                                R1,256,338.53
----------------------------------------- --------------------------------------
26/06/2003                                R1,375,972.57
----------------------------------------- --------------------------------------
04/07/2003                                R868,537.18
----------------------------------------- --------------------------------------
15/08/2003                                R11,000,000.00
----------------------------------------- --------------------------------------
30/09/2003                                R34,272,105.66
----------------------------------------- --------------------------------------
14/10/2003                                R15,000,000.00
----------------------------------------- --------------------------------------
21/10/2003                                R30,562,500.00
----------------------------------------- --------------------------------------
25/11/2003                                R12,760,000.00
----------------------------------------- --------------------------------------
TOTAL                                     R111,786,393.89
----------------------------------------- --------------------------------------

              2.1.2    The parties hereby confirm the following repayment:
                       ---------------------------------------------------------
                       Date of Repayment  Amount
                                          --------------------------------------
                       19/12/2003         R32,000,000.0O
                       ---------------------------------------------------------

              2.1.3    The parties hereby confirm that the net loan amounts to
                       R79,786,393.89, which shall be repayable to RNG in
                       accordance with clause 3.

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3.       REPAYMENT

          MIH agrees to repay the net loan together with interest outstanding to
          RNG in South African Rand at Johannesburg on or before 30 June 2004.

4.       INTEREST

          4.1     Interest on the loan, calculated on the daily balance
                  outstanding capitalized monthly in arrears, at a rate equal to the prime rate plus 0.5% (point five per centum), shall be payable by MIH to RNG on or before 30 June 2004.

          4.2     If the prime rate changes during the course of this Agreement,
                  RNG shall be entitled to vary the interest rate accordingly from the date of such change.

          4.3     If interest is not paid when it is due, such unpaid interest shall thereupon form part of the total amount owing by MIH to
                  RNG in terms of this Agreement and shall bear interest as
                  specified in this Agreement.

5.       SECURITY

          5.1     As security for the obligations, which MIH owes to RNG arising from this Agreement, including, without limitation,
                  obligations which arise during or from any breach of this
                  Agreement, MIH pledges 104,000,000 (one hundred and four
                  million) JCI Limited ordinary shares as security for the loan.

          5.2     If at any time during this Agreement MIH commits a breach of any of the obligations set out herein, and fails to rectify the breach after having received written notice thereof in terms of clause 8, RNG shall be entitled in its sole and
                  absolute discretion and without first obtaining an Order of
                   Court:

                  5.2.1     To procure the registration of all or any of the
                            pledged shares into the name of RNG and to exercise
                            all rights as the beneficial owner of the pledged
                            shares, including any voting rights attaching
                            thereto in such manner as RNG may in its sole and
                            absolute discretion deem fit; and/or

                  5.2.2     to receive all dividends which may thereafter be
                            declared and paid in respect of the pledged shares;
                            and/or

                  5.2.3     to realise the pledged shares, including by public
                            auction or by private treaty, or register the
                            pledged shares into the name of the RNG at the then
                            market value thereof, as RNG may in its sole and
                            absolute discretion deem fit, provided that RNG
                            shall be obliged to account to MIH in respect of the
                            proceeds so received and any amount in excess of the
                            total payments and interest then due to RNG and all
                            costs and expenses incurred by RNG in connection
                            with the realisation of the pledged shares and in
                            connection with

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                           all legal fees incurred in connection with the breach
                           of this Agreement by MIH, shall be paid to MIH;
                           and/or

                  5.2.4    to convey valid title in the pledged shares to the
                           purchaser and/or transferee thereof (including RNG);
                           and/or

                  5.2.5    to institute such legal proceedings or such other
                           actions as RNG in its sole and absolute discretion
                           may deem fit on its behalf and in the name of MIH and
                           to proceed to the final end and determination
                           thereof: and/or

                  5.2.6    to take all such further or other steps as RNG may
                           consider necessary to deal with the pledged shares.

          5.3     If at any time during this Agreement RNG becomes entitled to exercise its rights under clause 5.2, MIH hereby authorises and appoints RNG irrevocably and in rem suam as MIH's attorney and agent in its name, place and stead to sign and execute:

                  5.3.1    any proxy in favour of RNG to enable RNG to exercise
                           any voting rights attaching to the pledged shares or
                           any of them; and

                  5.3.2    such documents as may be necessary:

                           5.3.2.1  in order to render the pledged shares or any
                                    of them negotiable;

                           5.3.2.2  to receive payment of the purchase price of
                                    the pledged shares realised in terms of
                                    clause 5.2.3;

                           5.3.2.3  to enable RNG to exercise any of the rights
                                    granted to it herein.

          5.4     MIH warrants that:

                  5.4.1    it is the beneficial owner of the pledged shares and
                           is free to deal therewith as set out herein;

                  5.4.2    it has not executed any prior pledge in respect of
                           the pledged shares; and

                  5.4.3    the pledged shares are not subject to any prior
                           encumbrance, lien or right held by any third person.

          5.5     This pledge shall be deemed to have terminated and MIH shall become entitled to the return of the pledged shares, together with documents rendering them negotiable when all of MIH's obligations to RNG under this Agreement have been finally
                  discharged.

          5.6     It is recorded that during the period of the pledge as
                  contained in this clause 5, MIH may wish to exercise its
                  voting rights attached to the pledged shares and/or dispose of such or part of such pledged shares, The parties agree that:

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                           5.6.1    MIH shall be entitled, at all times and save
                                    as is provided to the contrary in clause
                                    5.2.1, to exercise all voting rights
                                    attached to the pledged shares: and

                           5.6.2    In the event that MIH wishes to deal with or
                                    dispose of the pledged shares t shall not be
                                    entitled to do so without the prior written
                                    consent of RNG.

                  5.7      MIH shall be entitled to the release of such number
                           of the pledged shares as it may elect, from time to
                           time, provided that the then market value of the
                           remaining pledged shares shall be equal to or exceed
                           the balance of the total payments outstanding at such
                           time plus all interest thereon (calculated in
                           accordance with the provisions of clause 4).

                  5.8      For the purposes of this clause 5.8, "market value"
                           means the lower of:

                           5.8.1    the average of the closing price of the
                                    pledged shares on the Johannesburg
                                    Securities Exchange ("JSE') over all of the
                                    days on which the pledged shares traded on
                                    the JSE during the immediate preceding 30
                                    (thirty) days, such average to be weighted
                                    by the number of shares traded per day on
                                    the JSE over the 30 (thirty) day period in
                                    question; or

                           5.8.2    the closing price on the JSE of the pledged
                                    shares on the immediately preceding trading
                                    day.

6.     ACKNOWLEDGEMENT

       Insofar as it may be relevant to this transaction, the parties have taken cognizance of the Usury Act No, 73 of 1968 and record that all loan details contained on the Schedule hereto were completed prior to signature of this Agreement to the extent that such details were known and determinable at the time of signature.

7.     CERTIFICATE OF INDEBTEDNESS

       A certificate signed by any Director of RNG (whose appointment need not be proved) as to the amount owing by MIH to RNG at any time, the fact that such amount is due and payable, the rate of interest payable and the date from which such interest is calculated, shall be binding on MIH and shall be prima facie proof of the facts stated therein.

8.     BREACH

       8.1        Should either party commit a breach of any of the provisions of this Agreement, then:

                  8.1.1    in case of MIH failing to pay the full amount owing
                           on the repayment date, or in the case of a breach of
                           clause 5.2, RNG may give MIH 7 (seven) days written
                           notice to remedy such breach and if MIH fails to
                           comply with such written notice; or

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                  8.1.2    in the case of any other breach by a party, the other
                           party may give the defaulting party 7 (seven) days
                           written notice to remedy such breach. Where the
                           breach cannot be remedied within 7 (seven) days, or
                           fails within such period to initiate such steps
                           towards remedying such breach as shall be reasonable
                           in the circumstances and fails to proceed to remedy
                           such breach as expeditiously as reasonably possible
                           thereafter,

                  or where the breach is incapable of being remedied at all, then and in any of such events the aggrieved party shall be entitled to claim the immediate performance of the defaulting party of all its obligations the outstanding hereunder
                  (including any obligations in respect of the balance of the total payment plus interest thereon calculated mutatis
                  mutandis in accordance with clause 4, whether or not the due date for payment has arrived) without prejudice to such other rights as the aggrieved party may have in law arising out of such breach.

9.     DEFAULT

       Should MIH fail to comply with any term or condition of this Agreement, then without prejudice to any other rights which may be available to RNG in law, RNG shall be entitled to demand immediate repayment by MIH of the
       Loan together with all interest which has accrued thereon up to and including the date of repayment.

10.    UNDERTAKING

       MIH undertakes to offer any mining opportunities it acquires to RNG which
       RNG In its sole discretion may reject or acquire.

11.    NOTICES

       The parties choose the following addresses as their respective domicilia citandi et executandi for all purposes in terms of this Agreement:

         11.1     RNG -           3rd Floor
                                  28 Harrison Street
                                  JOHANNESBURG
                                  2001

         11.2     MIH -           Building 2, Regus Country Club Estate
                                  Woodlands Drive
                                  Woodmead

12.    JURISDICTION

       This Agreement shall be governed by South African law and, subject to the provisions of clause 13 below, the parties hereby consent to the exclusive jurisdiction of the High Court of South Africa (Witwatersrand
       Local Division) for the purpose of any legal proceedings in relation hereto.

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13.      DISPUTE RESOLUTION

         Any dispute arising out of this Agreement may be deferred by either party for determination to the external auditors of RNG, in which event the said auditors shall act as experts and not as arbitrators and their decision shall be final and binding on parties.

14.      GENERAL

          14.1    No failure by RNG to exercise its right in terms of this
                  Agreement or any extension of time allowed to MIH shall
                  operate as a waiver or abandonment by RNG of any of its rights hereunder.

          14.2    This document contains the entire Agreement between the
                  parties and no variation, amendment or alteration to this
                  Agreement shall be of any force or effect unless reduced to writing and signed by the parties.

SIGNED at JOHANNESBURG on 30 day of DECEMBER 2003 in the presence of the undersigned witnesses.

AS WITNESSES:                            for and on behalf of
------------
                                         RANDGOLD & EXPLORATION COMPANY LIMITED

1. SIGNED - ILLEGIBLE

2. SIGNED - ILLEGIBLE                                /s/ H.C. Buitendag
                                                     ---------------------------
                                                     AUTHORITY WARRANTED

SIGNED at JOHANNESBURG on 30 day of DECEMBER 2003 IN the presence of the undersigned witnesses.

AS WITNESSES:                                  for and on behalf of
------------
                                               MASUPATSELA INVESTMENT HOLDINGS
                                               (PROPRIETARY) LIMITED

1. SIGNED-ILLEGIBLE                            SIGNED - ILLEGIBLE

2. SIGNED-ILLEGIBLE

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                                    SCHEDULE

LOAN DETAILS (disclosed in terms of the Usury Act No, 73 of 1968 insofar as the details are known and determinable at the time of signature of the Loan
Agreement).

1. Amount of the Loan: see clause 2 of the Agreement.

2. Interest to be calculated at the prime rate (as defined in clause 4.1 of the
   Agreement) plus 0.5% (one half of a percent).

3. Estimated number of payments: one final payment in respect of the full capital and all remaining interest.

4. Estimated total amount of interest payable: not determinable in advance.

                              AUTHORITY WARRANTED